                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             PETE'S BREWING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             PETE'S BREWING COMPANY

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 12, 1997

TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PETE'S BREWING COMPANY, a California corporation (the "Company"), will be held on Monday, May 12, 1997 at 1:00 p.m. local time, at the San Francisco Airport Hilton, San Francisco International Airport, San Francisco, California for the following purposes:

          1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected.

          2. To ratify the appointment of Coopers & Lybrand LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          Sincerely,

                                          JEFFREY A. ATKINS
                                          Secretary

Palo Alto, California
April 11, 1997

                            YOUR VOTE IS IMPORTANT.

             IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING,
        YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             PETE'S BREWING COMPANY

                            ------------------------

                            PROXY STATEMENT FOR 1997
                         ANNUAL MEETING OF SHAREHOLDERS

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of PETE'S BREWING COMPANY, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Monday, May 12, 1997 at 1:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the San Francisco Airport Hilton, San Francisco International Airport, San Francisco, California. The Company's principal executive offices are located at 514 High Street, Palo Alto, California 94301. Its telephone number at that location is (415) 328-7383.

     These proxy solicitation materials and the Annual Report to Shareholders for the year ended December 31, 1996, including financial statements, were first mailed on or about April 11, 1997 to all shareholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

     Shareholders of record at the close of business on March 21, 1997 are entitled to notice of and to vote at the meeting. The Company has one series of Common Shares outstanding, designated Common Stock, no par value. At the record date, 10,746,466 shares of the Company's Common Stock were issued and outstanding and held of record by 474 shareholders. No shares of the Company's Preferred Stock were outstanding.

     The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 21, 1997 as to (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                               APPROXIMATE
            FIVE PERCENT SHAREHOLDERS, DIRECTORS             COMMON STOCK      PERCENTAGE
               AND CERTAIN EXECUTIVE OFFICERS             BENEFICIALLY OWNED    OWNED(1)
    ----------------------------------------------------  ------------------   -----------
    The Stroh Brewing Company(2)........................       1,148,409           9.66%
      100 River Place
      Detroit, MI 48207
    Christopher T. Sortwell(2)..........................       1,148,409           9.66%
      100 River Place
      Detroit, MI 48207
    DDJ Capital Management, LLC(3)......................         908,770           8.46%
      141 Linden Street, Suite 4
      Wellesley, MA 02181
    Audrey MacLean(4)...................................         854,449           7.95%
      21100 Saratoga Hills Road
      Saratoga, CA 95070
    O'Rourke Investment Corporation(5)..................         765,409           7.12%
      12930 Saratoga Ave., Suite B-7
      Saratoga, CA 95070
    Kevin O'Rourke(5)...................................         765,409           7.12%
      12930 Saratoga Ave., Suite B-7
      Saratoga, CA 95070

                                                                               APPROXIMATE
            FIVE PERCENT SHAREHOLDERS, DIRECTORS             COMMON STOCK      PERCENTAGE
               AND CERTAIN EXECUTIVE OFFICERS             BENEFICIALLY OWNED    OWNED(1)
    ----------------------------------------------------  ------------------   -----------
    Mark F. Bozzini(6)..................................         714,937           6.63%
      10 Arbol Grande Court
      Menlo Park, CA 94025
    Pete S. Slosberg(7).................................         603,050           5.61%
      514 High Street
      Palo Alto, CA 94301
    FMR Corporation(8)..................................         563,300           5.24%
      82 Devonshire Street
      Boston, MA 02109
    James E. Collins(9).................................         477,383           4.44%
      514 High Street
      Palo Alto, CA 94301
    Mark J. Bronder(10).................................         457,169           4.25%
      514 High Street
      Palo Alto, CA 94301
    David M. Bozzini(11)................................         320,100           2.97%
      132 Otis Avenue
      Woodside, CA 94062
    All directors and executive officers as a group (12        4,652,068          38.88%
      persons)(12)......................................

---------------
  *  Less than 1%

 (1) Applicable percentage of ownership is based on 10,746,466 shares of Common Stock outstanding as of March 21, 1997 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after March 21, 1997 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Includes 1,140,284 shares of Common Stock which may be acquired upon exercise of a warrant held by The Stroh Brewery Company ("Stroh") of which Mr. Sortwell is Executive Vice President and Chief Financial Officer, and for which he may be deemed to have voting and investment power, and 5,625 shares of Common Stock which may be acquired by Mr. Sortwell upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 21, 1997.

 (3) Reflects ownership as reported on Schedule 13D/A dated February 14, 1997 filed with the Securities and Exchange Commission by DDJ Capital Management, LLC ("DDJ"). Represents shares beneficially owned by: (i) The Copernicus Fund, L.P. of which DDJ Copernicus, LLC is the general partner and for which DDJ serves as investment manager; (ii) The Galileo Fund, L.P., of which DDJ Galileo, LLC is the general partner and for which DDJ serves as investment manager; (iii) Kepler Overseas Corp., for which DDJ serves as investment manager; (iv) DDJ Overseas Corp., of which DDJ Galileo, LLC owns all of the voting securities, and for which DDJ serves as investment manager; and, (v) Crocodile I, LLC, for which DDJ serves as investment manager. DDJ Overseas Corp. owns, and DDJ Galileo, LLC and DDJ beneficially own as majority shareholder and investment manager, respectively, of DDJ Overseas Corp., 653,270 shares of Common Stock. The Copernicus Fund, L.P. owns, and DDJ Copernicus, LLC and DDJ beneficially own, as general partner and investment manager, respectively, of The Copernicus Fund, L.P., 132,100 shares of Common Stock. The Galileo Fund, L.P. owns, and DDJ Galileo, LLC and DDJ beneficially own as the general partner and investment manager, respectively, of The Galileo Fund, L.P., 68,850 shares of Common Stock. Kepler Overseas Corp. owns, and DDJ as investment manager for Kepler Overseas Corp. beneficially owns 27,270 shares of Common Stock. DDJ, as investment manager to The Copernicus Fund, L.P., The

     Galileo Fund, L.P., Kepler Overseas Corp., DDJ Overseas Corp. and Crocodile I, LLC may be deemed to beneficially own 908,770 shares of Common Stock.

(4) Includes 848,824 shares held in trust over which Ms. MacLean may be deemed to have voting and investment power and 5,625 shares of Common Stock which may be acquired by Ms. MacLean upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 21, 1997.

 (5) Includes 759,784 shares of Common Stock owned by O'Rourke Investment Corporation of which Mr. O'Rourke is Chief Financial Officer and for which he may be deemed to have voting and investment power and 5,625 shares of Common Stock which may be acquired by Mr. O'Rourke upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 21, 1997.

 (6) Includes 59,000 shares held in trust over which Mr. Mark Bozzini may be deemed to have voting and investment power and 37,501 shares of Common Stock which may be acquired by Mr. Mark Bozzini upon exercise of stock options which are presently exercisable. Mr. Mark Bozzini retired from all positions with the Company effective February 28, 1997.

 (7) Includes 591,800 shares held in trust over which Mr. Slosberg may be deemed to have voting and investment power and 11,250 shares of Common Stock which may be acquired by Mr. Slosberg upon exercise of stock options which are exercisable or will become exercisable within 60 days of March 21, 1997.

 (8) Reflects ownership as reported on Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission by FMR Corp. ("FMR"). Represents shares beneficially owned by (i) FMR through its wholly-owned subsidiaries Fidelity Management & Research Company, a registered investment Advisor ("Fidelity"), and Fidelity Management Trust Company, a "bank" under the Securities Exchange Act of 1934 ("FMTC"); (ii) certain investment companies for which Fidelity serves as an investment advisor (the "Funds"); (iii) certain institutional accounts for which FMTC serves as investment manager (the "Institutional Accounts"); and (iv) Edward C. Johnson 3d, as Chairman of FMR and through certain members of his family by virtue of their controlling interest as a group of the voting stock of FMR, and (v) Abigail P. Johnson, as a Director of FMR and through certain members of her family by virtue of their controlling interest as a group of the voting stock of FMR. Fidelity is the beneficial owner of 551,900 shares of Common Stock. Mr. Johnson and FMR, through control of Fidelity and the Funds, each has sole dispositive power over 551,900 shares of Common Stock. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned by the Funds which power resides with the Funds trustees. Fidelity carries out the voting of these shares under written guidelines established by the Funds' Boards of Trustees. FMTC is the beneficial owner of 11,400 shares of Common Stock. Mr. Johnson and FMR, through control of FMTC, each has sole dispositive power over 11,400 shares of Common Stock and sole power to vote or to direct the voting of 11,400 shares of Common Stock.

 (9) Includes 457,452 shares held in trust over which Mr. Collins may be deemed to have voting and investment power and 13,125 shares of Common Stock which may be acquired by Mr. Collins and 2,958 shares of Common Stock which may be acquired by Dorothea McFarland, wife of Mr. Collins and an employee of the Company, upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 21, 1997.

(10) Includes 92,500 shares held in trust over which Mr. Bronder may be deemed to have voting and investment power and 5,625 shares of Common Stock which may be acquired by Mr. Bronder upon exercise of stock options which are presently exercisable or which will become exercisable within 60 days of March 21, 1997.

(11) Includes 24,000 shares held in trust over which Mr. David Bozzini may be deemed to have voting and investment power and 20,000 shares of Common Stock which may be acquired by Mr. David Bozzini upon exercise of stock options which are presently exercisable. Mr. David Bozzini's employment with the Company was terminated effective March 31, 1997.

(12) Includes 78,027 shares of Common Stock which may be acquired upon exercise of stock options which are presently exercisable or will become exercisable within 60 days of March 21, 1997, which amount represents options for all current officers and directors.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each shareholder is entitled to one vote for each share held. Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than six candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

     This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 12, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

     As presently constituted, the Board has one vacant seat. The seat will be filled by the new Chief Executive Officer.

VOTE REQUIRED

     If a quorum is present and voting, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and "broker non-votes" are not counted in the election of directors.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

                                                                                  DIRECTOR
         NAME OF NOMINEE             AGE         POSITION WITH THE COMPANY         SINCE
---------------------------------    ---     ---------------------------------    --------
Mark J. Bronder..................    46      Director, Co-Founder                   1986
Audrey MacLean...................    45      Director                               1987
Philip A. Marineau...............    50      Director, Chairman of the Board        1996
Kevin O'Rourke...................    42      Director                               1994
Pete S. Slosberg.................    46      Director, Co-Founder                   1986
Christopher T. Sortwell..........    40      Director                               1995

     There is no family relationship between any current director or executive officer of the Company.

     Mark J. Bronder co-founded the Company and has been a director since 1986. During 1995, Mr. Bronder was a consultant to Digidesign Corporation, a division of Avid Technology, Inc., a manufacturer of digital sound editing systems. From 1993 to 1994, Mr. Bronder was Chief Executive Officer and a member of the Board of Directors of Infonow Corporation, a software company. From March 1988 to March 1992 Mr. Bronder was Director of Information Systems for Sun Microsystems, Inc., a computer workstation and software company.

     Audrey MacLean has been a director of the Company since 1987. From 1988 to 1993, Ms. MacLean served as Chief Executive Officer of ADAPTIVE, Inc., a manufacturer of high speed communication switching products. In 1993, ADAPTIVE, Inc. merged with Network Equipment Technologies, a publicly traded supplier of wide area networking products that Ms. MacLean co-founded in 1983. Ms. MacLean has been an early stage investor and board member of a number of rapid growth, high technology companies including Pure Software, Inc. and Internet Middleware Corp.

     Philip A. Marineau has been a director of the Company since May 1996 and Chairman of the Board since February 1997. Mr. Marineau has been President, Chief Operating Officer and a member of the Board of Directors of Dean Foods, a food and beverage manufacturer, since December 1996. Prior to joining Dean Foods, Mr. Marineau was with The Quaker Oats Company, a diversified manufacturer of packaged foods and beverages, from 1972 to 1995, most recently as President, Chief Operating Officer and Director. Currently, Mr. Marineau is a director of Arthur J. Gallagher, Co., an insurance brokerage, risk management and financial services company.

     Kevin O'Rourke has been a director of the Company since May 1994. Mr. O'Rourke has been Chief Financial Officer and a director of O'Rourke Investment Corporation, a venture capital investment firm, since 1980, and President of Red Lodge Financial, a commercial finance lender, since April 1991. Mr. O'Rourke was also Director, Financial Services of High Level Design Systems, Inc., a software company from May 1995 to November 1995.

     Pete S. Slosberg co-founded the Company and has been a director since the Company's inception in 1986. Since January 1, 1993, he has been employed by the Company as its spokesperson. Prior to joining the Company as an employee, Mr. Slosberg was with Siemens from January 1990 to December 1992 as the Director of Alliances. He was previously with IBM and Rolm in various marketing and finance positions.

     Christopher T. Sortwell has been a director of the Company since October 1995. Since July 1996, Mr. Sortwell has been Executive Vice President and Chief Financial Officer of Stroh. From August 1990 to June 1996, Mr. Sortwell served as Senior Vice President and Chief Financial Officer of Stroh, where he has been employed since 1985.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of six (6) meetings during fiscal 1996. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

     The Audit Committee, which consisted of Messrs. Sortwell and Bronder and O'Rourke during fiscal 1996, is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls. The Audit Committee met one (1) time during fiscal 1996.

     The Compensation Committee, which consisted of Ms. MacLean and Messrs. Bronder and O'Rourke during fiscal 1996, met four (4) times during fiscal 1996. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees of the Company and administers various incentive compensation and benefit plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Ms. MacLean and Messrs. Bronder and O'Rourke. The President and Chief Executive Officer of the Company participates in all discussions regarding salaries and incentive compensation for all employees and consultants to the Company, except that he/she is excluded from discussions regarding his/her own salary and incentive compensation.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Coopers & Lybrand LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal period ending December 31, 1997, and recommends that shareholders vote for ratification of such appointment. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

     Coopers & Lybrand LLP had audited the Company's financial statements annually since 1989. Representatives of Coopers & Lybrand LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth total compensation for the fiscal years ended December 31, 1996, 1995 and 1994 for the Chief Executive Officer and each of the next four most highly compensated executive officers whose salary and bonus for 1996 exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                                  ANNUAL COMPENSATION(1)          NUMBER OF
                                             ---------------------------------    SECURITIES
                                    FISCAL                        OTHER ANNUAL    UNDERLYING     ALL OTHER
    NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUS    COMPENSATION     OPTIONS      COMPENSATION
----------------------------------- ------   --------   -------   ------------   ------------   ------------
Mark F. Bozzini(2).................  1996    $210,000        --      $6,750              --          --
  President, Chief Executive         1995     169,000   $70,000       6,000         120,000          --
  Officer and Director               1994     140,000    70,000       6,000              --          --
James E. Collins...................  1996    $130,000        --      $6,750              --          --
  Vice President, Operations         1995     120,000   $45,000       6,000          35,000          --
                                     1994     112,000    36,000       6,000              --          --
David M. Bozzini(3)................  1996    $145,000        --      $6,750              --          --
  Vice President, Sales and          1995     120,000   $70,000       6,000          60,000          --
    Marketing
                                     1994      95,500    60,000       6,000              --          --

---------------
(1) Other than salary and bonus described herein, the Company did not pay the persons named in the Summary Compensation Table any compensation, including incidental personal benefits, in excess of 10% of such executive officer's salary.

(2) Mr. Mark Bozzini retired from all positions with the Company effective February 28, 1997.

(3) Mr. David Bozzini's employment with the Company was terminated effective March 31, 1997.

                               OPTION GRANTS AND
                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     No grants of options to purchase the Company's Common Stock were made during the fiscal year ended December 31, 1996 to the Name Executive Officers. The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers in the fiscal year ended December 31, 1996 and the value of stock options held as of December 31, 1996 by such individuals.

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                 SHARES                        OPTIONS AT                    OPTIONS AT
                               ACQUIRED ON    VALUE       DECEMBER 31, 1996(#)         DECEMBER 31, 1996($)(1)
                                EXERCISE     REALIZED  ---------------------------   ---------------------------
            NAME                   (#)       ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   -------   -----------   -------------   -----------   -------------
Mark F. Bozzini(2)...........        --           --      32,501         87,499             --             --
James E. Collins.............     5,048      $92,757       9,480         25,520             --             --
David M. Bozzini(3)..........     1,528      $28,115      16,251         43,749             --             --

---------------
(1) Fair market value of the Common Stock as of the date of exercise or December 31, 1996, as the case may be, minus the exercise price.

(2) Mr. Mark Bozzini retired from all positions with the Company effective February 28, 1997.

(3) Mr. David Bozzini's employment with the Company was terminated effective March 31, 1997.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Except as set forth below, the Company currently has no employment contracts with any of the Named Executive Officers, and the Company has no compensatory plan or arrangement with such Named Executive Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such executive officer upon a change in control of the Company.

     On December 13, 1996, the Company granted options to purchase 150,000 shares at $6.50 per share to Jeffery A. Atkins, Senior Vice President, Chief Financial Officer and Acting Chief Operating Officer pursuant to its 1995 Stock Option Plan. The grant is subject to a one year vesting period with 25% of the shares vesting on the first anniversary of the date of grant and at a rate of 1/48th of the shares vesting on a monthly basis thereafter. Mr. Atkins' agreement contains a provision which accelerates all vesting upon a change of control of the Company, the effectiveness of a merger or reorganization of the Company or the sale of all or substantially all of the assets of the Company. In addition, Mr. Atkin's offer letter entered into in connection with his employment with the Company provides for severance benefits for twelve months equal to his then-current base salary in the event his employment is terminated other than for cause.

COMPENSATION OF DIRECTORS

     Mr. Marineau receives a quarterly cash fee of $5,000 for serving as a director. No other directors currently receive cash fees for serving as directors. The Company's 1995 Director Option Plan provides for the non-discretionary automatic grant of options to each non-employee director of the Company ("Outside Director"). Each Outside Director was automatically granted an option to purchase 15,000 shares upon the effective date of the Company's initial public offering which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares per month thereafter. Each new Outside Director is automatically granted an option to purchase 15,000 shares upon the date on which such person first becomes a director which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of 1/48th of the shares per month thereafter. Subsequently, each Outside Director is granted an additional option to purchase 5,000 shares of Common Stock at the next meeting of the Board of Directors following the Annual Meeting of Shareholders if, on such date, he or she has served as a director for at least six months, which vests at a rate of 25% on the first anniversary of the date of grant and at a rate of the shares per month thereafter. The exercise price of options granted to Outside Directors must be 100% of the fair market value of the Company's Common Stock on the date of grant. On May 28, 1996, Messrs. Bronder, O'Rourke and Sortwell and Ms. MacLean were each granted an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $18 per share. On July 23, 1996, Mr. Marineau was granted an option to purchase 15,000 shares of the Company's Common Stock at an exercise price of $9.25 per share.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended December 31, 1996.

  Compensation Philosophy

     The Company's philosophy in setting its compensation policies for executive officers is to maximize shareholder value over time. The primary goal of the Company's executive compensation program is therefore to closely align the interests of the executive officers with those of the Company's shareholders. To achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. To achieve these goals, the Committee has established an executive compensation program primarily consisting of three integrated components: base salary, performance-based awards and stock options.

     The base salary component of the total compensation is designed to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved fiscal 1996 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year. In establishing base salaries of executive officers, the Committee evaluates each executive's salary history, scope of responsibility at the Company, prior experience, past performance for the Company and recommendations from management. The Committee also takes into account the salaries for similar positions at comparable companies, based on each individual Committee member's industry experience. In reviewing base salaries, the Committee focused significantly on each executive's historical salary level, which in most instances was established upon the executive's original employment with the Company, the prior performance with the Company and the expected contribution to the Company's future success. In making its salary decisions, the Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

     Annual incentive bonuses for executive officers are intended to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. To carry out this philosophy, the Board of Directors reviews and approves the financial budget for the fiscal year. The Committee then establishes specific Company-based performance bonus targets based upon such budget which accelerates if the actual financial results exceed the original budget. The Company-based performance goals are tied to different indicators of Company performance, such as achievement of specific levels of orders, revenues and pre-tax profits, and are competitively sensitive to the Company's business and operations. The Committee evaluates the overall performance of the Company in the completion of these performance goals, and approves a performance bonus relative to the goals so completed. The Committee believes that the bonus arrangement provides an excellent link between the Company's earnings performance and the incentives paid to executives.

     The Company provides long-term incentives through its 1995 Stock Option Plan (the "Plan"). The purpose of the Plan is to attract and retain its best employee talent available and to create a direct link between compensation and the long-term performance of the Company. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals.

  Impact of Section 162(m) of the Internal Revenue Code

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) generally disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. In general, it is the Company's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. As a result, at a Special Meeting of Shareholders in August 1995, the shareholders approved certain amendments to the Plan intended to preserve the Company's ability to deduct the compensation expense relating to stock options granted under the Plan. In approving the amount and form of compensation for the Company's executive officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE

                                          Mark J. Bronder
                                          Audrey MacLean
                                          Kevin O'Rourke

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of the Company's Common Stock with the cumulative return of the S&P Smallcap 600 Index and of a Peer Group for the period commencing November 6, 1995 (the date the Company became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) and ending on December 31, 1996. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

        Measurement Period            Pete's Brewing
      (Fiscal Year Covered)                 Co.          S&P Smallcap 600       Peer Group
11/7/95                                    100                 100                 100
Dec-95                                      55                 106                  75
Dec-96                                      32                 128                  33

---------------
(1) The graph assumes that $100 was invested on November 6, 1995 (the date the Company first became subject to the reporting requirements of the Securities Exchange Act of 1934, as amended) in the Company's Common Stock and in the S&P Smallcap 600 Index and in a Peer Group and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

     The information contained above under the captions "Report of the Compensation Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS WITH MANAGEMENT

     In February 1997, the Company entered into an agreement with Mark Bozzini in connection with his retirement as President, Chief Executive Officer and a director of the Company, the terms of which provide that the Company shall pay Mr. Bozzini a monthly retainer until February 1998 for an aggregate amount of $280,000 in consideration for Mr. Bozzini's exclusive consulting services to the Company.

     In October, 1995, the Company entered into a nine year Manufacturing Services Agreement ("the Stroh Agreement") with the Stroh Brewery Company ("Stroh") of Detroit, Michigan, pursuant to which, the Company is obligated with certain limited exceptions, to brew all of its beers at the Stroh breweries. Stroh is the beneficial owner of approximately 9.66% of the outstanding Common Stock and Christopher T. Sortwell, a director of the Company, is also the Executive Vice President and Chief Financial Officer of Stroh. The Company pays Stroh a manufacturing services price equal to the aggregate of a contractually specified brewing fee and the cost of materials for all beer shipped. During fiscal year 1996, the Company paid Stroh an aggregate amount of $28.6 million and had accrued expenses payable of $2.0 million as of December 31, 1996, pursuant to the terms of the Stroh Agreement. In connection with the Stroh Agreement, the Company issued a warrant to Stroh to purchase 1,140,284 shares of the Company's Common Stock at an exercise price of $14 per share.

     The Company believes that the transactions set forth above were made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely in its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the period from November 6, 1995 to December 31, 1996 all executive officers and directors of the Company complied with all applicable filing requirements.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS
Dated: April 11, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             PETE'S BREWING COMPANY
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1997

        The undersigned shareholder of PETE'S BREWING COMPANY, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 10, 1997, and hereby appoints Jeffrey Atkins and Philip A. Marineau, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of PETE'S BREWING COMPANY to be held on May 12, 1997 at 1:00 p.m. local time, at the San Francisco Airport Hilton, San Francisco, California and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

        1.      ELECTION OF DIRECTORS:

                [ ]  FOR all nominees listed below       [ ] WITHHOLD
                     (except as indicated)

                IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST
                BELOW:

                Philip A. Marineau, Mark J. Bronder, Audrey MacLean, Kevin O'Rourke, Pete S. Slosberg, Christopher T. Sortwell

        2. PROPOSAL TO RATIFY THE APPOINTMENT OF COOPERS & LYBRAND LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL PERIOD ENDING DECEMBER 31, 1997:

                [ ]  FOR     [ ]  AGAINST     [ ]  ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                Dated:________________, 1997


                                                ----------------------------
                                                        Signature


                                                ----------------------------
                                                        Signature

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)